UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (Sec.240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2024, the board of directors of Nxu, Inc (the “Company”) amended Section 1.6 (the “Bylaw Amendment”) of the bylaws of the Company, effective as of such date, to reduce the quorum needed for stockholder meetings from a majority to one-third of the total voting power of shares of capital stock of the Company issued and outstanding and entitled to vote at a meeting of stockholders. The Bylaw Amendment will be applied retroactively to the Company’s 2024 annual meeting of stockholders. The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called.

The foregoing description of the Bylaw Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to the Bylaws of Nxu, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

	By:	/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer

Dated: July 24, 2024